Exhibit 5

                                  July 16, 1998



   Effective Management Systems, Inc.
   12000 West Park Place
   Milwaukee, Wisconsin  53224

   Gentlemen:

             We have acted as counsel for Effective Management Systems, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 100,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), which may be issued pursuant to the Effective Management Systems, Inc. 1998 Employee Stock Purchase Plan (the "Plan").

             We have examined:  (a) the Plan; (b) the Registration Statement;
   (c) the Restated Articles of Incorporation and By-laws of the Company, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

             We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                 Very truly yours,

                                 /s/ Foley & Lardner
                                 FOLEY & LARDNER